STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of July 21, 1998 by and between Capricorn Investors, II L.P., a Delaware limited partnership ("Purchaser"), and White River Ventures, Inc., a Delaware corporation (the "Seller").

         Seller desires to sell, and the Purchaser desires to buy, 1,337,000 shares of the Common Stock of CCC Information Services Group Inc. (the "Company"), 72 shares of the Series C Cumulative Redeemable Preferred Stock, $1.00 par value (the "Series C Preferred Stock"), of the Company and 407 shares of the Series D Cumulative Redeemable Preferred Stock, $1.00 par value (the "Series D Preferred Stock"), of the Company for an aggregate purchase price (the "Purchase Price") of $24,999,580 plus accrued and unpaid dividends through the date hereof with respect to the Series C Preferred Stock and Series D Preferred Stock sold hereunder on the terms and conditions set forth in this Agreement. In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. DEFINED TERMS. As used in this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

         "CLOSING" has the meaning set forth in Section 2.2.

         "COMPANY" has the meaning set forth in the Preamble.

         "COMMON STOCK" means the common stock of the Company, par value $0.10 per share.

         "ESCROW AGENT" means State Street Bank and Trust Company, acting as escrow agent under the Escrow Agreement.

         "ESCROW AGREEMENT" means the Escrow Agreement dated as of July 21, 1998 among Purchaser, Seller and the Escrow Agent substantially in the form attached hereto as Exhibit A.

         "HART-SCOTT-RODINO   ACT"   means   the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended, and the rules and regulations promulgated under it.

         "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, union, association, court or government agency, board or other entity or instrumentality.


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         "PREFERRED  SHARES" means the 72 shares of Series C Preferred Stock and
407 shares of Series D Preferred Stock to be sold by WRV to Capricorn hereunder.

         "PURCHASE PRICE" has the meaning set forth in the Preamble.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES C PREFERRED STOCK" has the meaning set forth in the Preamble.

         "SERIES D PREFERRED STOCK" has the meaning set forth in the Preamble.

         "SHAREHOLDERS AGREEMENT" has the meaning set forth in Section 2.2.

         "SHARES" means the shares of the Common Stock, Series C Preferred Stock and Series D Preferred Stock to be sold by Seller, and to be purchased by the Purchaser, at the Closing.

         "STOCKHOLDERS AGREEMENT" has the meaning set forth in Section 3.3.


                                   ARTICLE II
                         PURCHASE AND SALE OF THE SHARES

         Section 2.1. PURCHASE AND SALE OF SHARES. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, Seller agrees to sell, transfer and assign to the Purchaser, and the Purchaser agrees to purchase from Seller, the Shares at a price of eighteen dollars and thirty-four cents ($18.34) per share of Common Stock and at a price equal to one thousand dollars ($1,000) plus accrued and unpaid dividends through the date hereof per share of Series C Preferred Stock and Series D Preferred Stock.

         Section 2.2. THE CLOSING. The closing of the purchase and sale of the Shares under this Agreement (the "Closing") will take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 as promptly as practicable following the satisfaction of the conditions set forth in Articles V and VI. At the Closing, the parties will deliver to the Escrow Agent the appropriate notice pursuant to Section 4(d) of the Escrow Agreement, and each party will deliver to the other the executed Shareholders Agreement (the "Shareholders Agreement") substantially in the form attached hereto as Exhibit B and such other documents to be delivered pursuant to Articles V and VI hereof.

         Section 2.3. ESCROW. As promptly as practicable following the execution hereof, Seller shall deliver to the Escrow Agent certificates evidencing the Shares accompanied by stock powers duly executed in blank, with medallion signature guarantees, if required by the Company or its transfer agent, and simultaneously therewith, the Purchaser shall deliver to the Escrow Agent the


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


Purchase Price, all to be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement.

         Section 2.4. SUBSTITUTE ECONOMIC RIGHTS. If, prior to Closing, Seller does not obtain consents from the parties to the Stockholders Agreement with respect to the transfer to Purchaser of the Preferred Shares (unless WRV and Capricorn determine not to require such consents), then the Shares will no longer include the Preferred Shares and, in lieu of transferring to Purchaser the Preferred Shares, (a) Seller shall assign to Purchaser its entire economic interest in the Preferred Shares including, without limitation (i) Seller's right to receive distributions (whether by dividend, distribution or redemption) in respect of the Preferred Shares and (ii) Seller's right to receive all proceeds of any sale or other disposition of all or any part of the Preferred Shares, and (b) Seller will exercise all voting rights pertaining to the Preferred Shares, whether provided by law or by the Certificate of Incorporation of the Company, as instructed by Purchaser.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         The Seller hereby represents and warrants to the Purchaser as follows:

         Section 3.1. INCORPORATION AND GOOD STANDING. Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted.

         Section 3.2. AUTHORITY AND APPROVALS. Seller has the corporate power and authority to enter into and perform this Agreement, the Escrow Agreement and the Shareholders Agreement, and all corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Escrow Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken. Each of the Agreement and the Escrow Agreement has been, and, upon its execution and delivery, the Shareholders Agreement will have been, duly and validly executed and delivered by Seller. Assuming each of this Agreement, the Escrow Agreement and, upon its execution and delivery, the Shareholders Agreement constitutes a valid and binding agreement of the Purchaser, each of this Agreement and the Escrow Agreement constitutes, and, upon its execution and delivery, the Shareholders Agreement will constitute, a valid and binding agreement of Seller, enforceable against Seller in accordance with its respective terms.

         Section 3.3. THE SHARES. Seller is the record and beneficial owner of at least the number of shares of Common Stock, Series C Preferred Stock and Series D Preferred Stock proposed to be sold by Seller under this Agreement. Except for this Agreement and the Escrow Agreement, and except for the Amended and Restated Stockholders Agreement (the "Stockholders Agreement") dated as of June 30, 1998 among the Company, Seller and the other stockholders


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


of the Company named therein, Seller knows of no agreement, arrangement or understanding with any other Person regarding the sale or transfer of any Shares owned by Seller, and to Seller's knowledge, there exist no liens, claims, options, proxies, voting arrangements, charges or encumbrances of any kind affecting the Shares. Upon transfer of the Shares to the Purchaser at the Closing against payment of the Purchase Price, to Seller's knowledge, Purchaser will acquire ownership of the Shares, free and clear of all liens, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Shares, except as shall be set forth in the Shareholders Agreement and the Stockholders Agreement.

         Section 3.4. CONFLICTS. To the best of Seller's knowledge, the execution, delivery and performance of this Agreement, the Escrow Agreement and the Shareholders Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of the Certificate of Incorporation or By-laws of Seller or any material agreements or instrument to which Seller is a party or by which it or its assets may be bound other than the Stockholders Agreement, or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to Seller.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to Seller as follows:

         Section 4.1. ORGANIZATION AND GOOD STANDING. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite partnership power and authority to own, lease and operate its properties and to conduct its business as presently conducted.

         Section 4.2. AUTHORIZATION OF AGREEMENT. The Purchaser has the partnership power and authority to enter into and perform this Agreement, the Escrow Agreement and the Shareholders Agreement, and all action necessary to authorize the execution, delivery and performance of this Agreement, the Escrow Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken. Each of this Agreement and the Escrow Agreement has been, and, upon its execution and delivery, the Shareholders Agreement will have been, duly and validly executed and delivered by Purchaser. Assuming each ofthis Agreement, the Escrow Agreement and, upon its execution and delivery, the Shareholders Agreement constitutes a valid and binding obligation of Seller, each of this Agreement and the Escrow Agreement constitutes, and, upon its execution and delivery, the Shareholders Agreement will constitute, a valid and binding agreement of Purchaser, enforceable against the Purchaser in accordance with its respective terms.


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


         Section 4.3. EXPERIENCE; PURCHASE FOR INVESTMENT; TRANSFERS. The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Shares and is able financially to bear the risks thereof. The Purchaser is acquiring the Shares for its own account, for investment only, and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares, and the Purchaser has no present or contemplated agreement, undertaking, arrangement obligation, indebtedness, or commitment providing for the distribution or sale thereof. The Purchaser acknowledges and agrees that the Shares have not been registered under the Securities Act and may not be sold, pledged or otherwise transferred by Purchaser without compliance with the registration provisions of the Securities Act or an exemption therefrom. The Purchaser acknowledges that the certificates representing the Shares acquired by the Purchaser pursuant to this Agreement may bear a legend substantially as set forth in the Stockholders Agreement, and that the certificates representing the Common Stock acquired by the Purchaser pursuant to this Agreement will bear a legend substantially as set forth in the Shareholders Agreement.

         Section 4.4. CONFLICTS. To the best of Purchaser's knowledge, the execution, delivery and performance of this Agreement, the Escrow Agreement and the Shareholders Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of the Certificate or Agreement of Limited Partnership of the Purchaser or any material agreements or instrument to which Purchaser is a party or by which it or its assets may be bound, or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive, award or decree of any court, administrative agency or other governmental authority applicable to Purchaser.


                                    ARTICLE V
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

         The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment of each of the following conditions, any one or more of which may be waived by the Purchaser (other than the condition set forth in Section 5.1).

         Section 5.1. CONSENTS. All waivers, consents, approvals and actions of any governmental authority or regulatory body or other Person required to be obtained by Seller in connection with this Agreement shall have been obtained.

         Section 5.2. HART-SCOTT-RODINO ACT. The waiting period under the Hart-Scott-Rodino Act applicable to consummation of the purchase of the Shares pursuant to this Agreement shall have expired.


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


         Section 5.3. NO INJUNCTION. Neither Seller nor Purchaser shall be subject to any order, decree or injunction of a court of competent jurisdiction which (a) prevents or delays the consummation of the transaction contemplated by this Agreement or (b) would impose any material limitation on the ability of the Purchaser effectively to exercise full rights of ownership of the Shares.

         Section 5.4. SHAREHOLDERS AGREEMENT. Seller shall have executed and delivered to Purchaser the Shareholders Agreement.


                                   ARTICLE VI
                     CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are subject to the fulfillment of each of the following conditions, any one or more of which may be waived (other than the condition set forth in Section 6.1):

         Section 6.1. CONSENTS. All waivers, consents, approvals and actions of any governmental authority or regulatory body or other Person required to be obtained in connection with the Agreement shall have been obtained.

         Section 6.2. HART-SCOTT-RODINO ACT. The waiting period under the Hart-Scott-Rodino Act applicable to purchase of the Shares pursuant to this Agreement shall have expired.

         Section 6.3. NO INJUNCTION. Neither Seller nor Purchaser shall be subject to any order, decree or injunction of a court of competent jurisdiction which prevents or delays the consummation of the transactions contemplated by this Agreement.

         Section 6.4. SHAREHOLDERS AGREEMENT. Purchaser shall have executed and delivered to Seller the Shareholders Agreement.

         Section 6.5. ACKNOWLEDGMENT OF STOCKHOLDER AGREEMENT. Purchaser shall have executed and delivered to Seller an acknowledgment, substantially in the form of Exhibit C hereto, acknowledging that the Shares are subject to the Stockholders Agreement and the Purchaser is bound thereby.


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


                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.1. BEST EFFORTS. Each party hereto shall use its best efforts to satisfy the conditions precedent to the performance by such party of its obligations under this Agreement, including but not limited to compliance with the Hart-Scott-Rodino Act.

         Section 7.2. BROKER'S OR FINDER'S FEES. Each party represents to the other that no agent, broker, investment or commercial banker, person or firm acting on behalf of or under the authority of such party is or will be entitled to any broker's or finder's fee or any other commission or fee directly or indirectly in connection with any of the transactions contemplated herein.

         Section 7.3. EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

         Section 7.4. SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable, each other provision hereof shall be given effect to the extent possible without such invalid or unenforceable provision and to that extent, the provisions of this Agreement shall be severable.

         Section 7.5. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, or sent by facsimile, with confirmation of receipt, addressed as follows:

                 if to Purchaser:

                 Capricorn Investors, II L.P.
                 30 East Elm Street
                 Greenwich, Connecticut 06830
                 Telecopy: 203-861-6671
                 Attention: Herbert S. Winokur, Jr.

                 with a copy to:

                 Drake S. Tempest, Esq.
                 O'Melveny & Myers
                 Citicorp Center, 54th Floor
                 153 East 53rd Street
                 New York, New York 10022
                 Telecopy: 212-326-2061

                 if to the Seller:


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


                 White River Ventures, Inc.
                 c/o Charlesbank Capital Partners, LLC
                 600 Atlantic Avenue
                 Boston, Massachusetts 02210
                 Telecopy: 617-619-5402
                 Attention: Tammi E. Nason

                 with a copy to:

                 Larry Jordan Rowe, Esq.
                 Ropes & Gray
                 One International Place
                 Boston, Massachusetts 02110
                 Telecopy: 617-951-7050

or to such other address as either party shall have furnished to the other in writing in accordance herewith. All such notices, requests, demands and other communications shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), or personally delivered, be effective four days after deposit in the mails or when personally delivered, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

         Section 7.6. NO ASSIGNMENT. This Agreement shall not be assignable by either party hereto without the express written consent of the other party.

         Section 7.7. MODIFICATIONS, CONSENTS AND WAIVERS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Except as provided in Articles V and VI of this Agreement, any party hereto may waive compliance, with respect to any obligations owed to such party, with any provision of this Agreement. Any waiver hereunder shall be effective only if made in a writing signed by the party to be charged therewith and only in the specific instance and for the purpose for which given. No failure of delay on the part of any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.

         Section 7.8. NOTICE OF BREACH. Each party shall immediately notify the other party hereto upon such party's obtaining actual knowledge of the occurrence of any event, or the failure of any event to occur, that results in a breach of any representation or warranty by such party or a failure by such party to comply with any covenant, condition, or agreement contained herein.

         Section 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

         Section 7.10. TERMINATION. This Agreement may be terminated by either party, in which case the obligations of the parties under this Agreement shall cease, if for any reason the Closing has not occurred on or before September 30, 1998. Any such termination shall not release any party from liability for any breach occurring prior to such termination.

         Section 7.11. NO PUBLICITY. Neither party hereto shall make any public announcement of the contents of this Agreement without the consent of the other party, except to the extent that the contents of this Agreement are already public, unless such announcement (including any filing required by the Securities Exchange Act of 1934, as amended) is required by law or governmental rule or regulation, or by subpoena or other legal process. The obligations contained in this section shall survive the Closing.

         Section 7.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties individually or in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         Section 7.13. HEADINGS. Article and section headings used in this Agreement are for convenience only and shall not affect the interpretation or construction of any provision of this Agreement.

         Section 7.14. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be executed as of the date first above written.


                                              CAPRICORN INVESTORS, II L.P.


                                              By:  CAPRICORN HOLDINGS, LLC
                                                    Its General Partner

                                              By:
                                                  ------------------------------
                                                    Herbert S. Winokur, Jr.
                                                    Manager


                                              WHITE RIVER VENTURES, INC.


                                              By:
                                                  ------------------------------
                                                  Title:  Authorized Signatory


                                              By:
                                                  ------------------------------
                                                  Title:  Authorized Signatory


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